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                                                                     EXHIBIT 7.3
                                                                     -----------

                                   AGREEMENT
                                   ---------

        This Agreement executed as of the 29th day of December, 1995, is by and between American Financial Group, Inc. ("American Financial") an Ohio corporation, located at One East Fourth Street, Cincinnati, Ohio 45202, Chiquita Brands International, Inc. ("Chiquita"), a New Jersey corporation, located at 250 East Fifth Street, Cincinnati, Ohio 45202 and Carl H. Lindner ("CHL"), Carl H. Lindner III (CHL III), S. Craig Lindner ("SCL") and Keith E. Lindner ("KEL"), each an individual, the business address of each is One East Fourth Street, Cincinnati, Ohio 45202. CHL, CHL III, SCL and KEL are referred to herein collectively as the Lindner Family.

        WHEREAS, as of the date of this Agreement, American Financial beneficially owns approximately 44% of the outstanding Common Stock of Chiquita and the Lindner Family beneficially owns approximately 44% of American Financial's outstanding Common Stock and each member of the Lindner Family is a director and executive office of American Financial and CHL, SCL and KEL are directors and/or executive officers of Chiquita;

        WHEREAS, Chiquita must file a statement pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, concerning the ownership of equity securities of Smithfield Foods, Inc. ("Smithfield");

        NOW THEREFORE BE IT RESOLVED, that American Financial, Chiquita and the Lindner Family, do hereby agree to file jointly with the Securities and Exchange Commission a Schedule 13D concerning ownership of equity securities of Smithfield and any other schedules or other filings or amendments relating thereto made by or on behalf of American Financial, Chiquita or any of their subsidiaries pursuant to Section 13(d), 13(f), 13(g), and 14(d) of the Securities Exchange Act of 1934, as amended.

                                        AMERICAN FINANCIAL GROUP, INC.


                                        By:  /s/James C. Kennedy
                                             --------------------------------
                                             James C. Kennedy
                                             Secretary


                                        CHIQUITA BRANDS INTERNATIONAL,
                                        INC.


                                        By:  /s/Robert W. Olson
                                             --------------------------------
                                             Robert W. Olson
                                             Vice President, General
                                             Counsel and Secretary
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                                        /s/Carl H. Lindner
                                        --------------------------------------
                                        Carl H. Lindner


                                        /s/Carl H. Lindner III
                                        --------------------------------------
                                        Carl H. Lindner III


                                        /s/S. Craig Lindner
                                        --------------------------------------
                                        S. Craig Lindner


                                        /s/Keith E. Lindner
                                        --------------------------------------
                                        Keith E. Lindner